UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 4, 2021

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On June 4, 2021, Verb Technology Company, Inc., a Nevada corporation (the “Company”), issued 600,000 shares (the “Shares”) of the Company’s common stock pursuant to a Confidential Settlement Agreement and Mutual Release dated May 26, 2021 (the “Settlement Agreement”), by and between the Company and EMA Financial LLC (“EMA”). The Shares are being issued in consideration of the amount payable under the terms of the Settlement Agreement regarding the cashless exercise of warrants previously issued by the Company to EMA, and accordingly, no cash proceeds will be received by the Company from the issuance of the Shares.

The issuance of the Shares to EMA is being made pursuant to a Registration Statement (File No. 333-252167) on Form S-3 (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 22, 2021, the base prospectus included in the Registration Statement dated January 22, 2021, and a prospectus supplement filed by the Company with the SEC on June 4, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman, Chief Executive Officer and President